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                                                                     EXHIBIT 5.1



                           [CADWALADER LETTERHEAD]



                              November 20, 1997





NationsBanc Asset Securities, Inc.
NationsBank Corporate Center
Charlotte, North Carolina 28255

        Re:  Asset Backed Certificates and Asset Backed Notes
             ------------------------------------------------

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the registration statement filed with the Securities and Exchange Commission (the "Commission") on August 5, 1997, pursuant to the Securities Act of 1933, as amended (the "Act"), as amended by Pre-Effective Amendment No. 1, dated October 10, 1997, Pre-Effective Amendment No. 2, dated November 6, 1997 and Pre-Effective Amendment No. 3 to be filed on the date hereof (as amended, the "Registration Statement"). The Registration Statement covers Asset Backed Certificates ("Certificates") and Asset Backed Notes ("Notes" and, together with the Certificates, the "Securities") to be sold by NationsBanc Asset Securities, Inc. (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), and a servicer (the "Servicer") or a master servicer (the "Master Servicer") to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Company and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes (an "Indenture Trustee"). A form of Pooling and Servicing Agreement and a form of Indenture are included as Exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

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NationsBanc Asset Securities, Inc.     -2-                     November 20, 1997

                  We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company, and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law);

                  2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement;

                  3. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Company and an Indenture Trustee, such Indenture will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  4. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Company and an Indenture Trustee, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable, and the holders of such Notes will be entitled to the benefits of such Indenture.

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NationsBanc Asset Securities, Inc.     -3-                     November 20, 1997

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                       Very truly yours,



                                       /s/ Cadwalader, Wickersham & Taft